Exhibit 99.1

Fluor Corporation	Keith Stephens / Brian Mershon
6700 Las Colinas Blvd	Media Relations
Irving, Texas 75039	469.398.7624 / 469.398.7621 tel

469.398.7000 main tel	Ken Lockwood / Jason Landkamer
Investor Relations
469.398.7220 / 469.398.7222 tel

News Release

FLUOR REPORTS SECOND QUARTER RESULTS INCLUDING GROWTH IN

OIL & GAS ORDERS AND BACKLOG

•                  EARNINGS PER SHARE OF $0.95

•                  NEW AWARDS OF $7.3 BILLION

•                  BACKLOG OF $43.0 BILLION

IRVING, TEXAS — August 2, 2012 — Fluor Corporation (NYSE: FLR) today announced financial results for its second quarter ended June 30, 2012.  Net earnings attributable to Fluor for the second quarter were $161 million, or $0.95 per diluted share, compared with $165 million, or $0.94 per diluted share in the second quarter of 2011.  Segment profit for the quarter was $287 million, which compared with $280 million a year ago.  During the quarter, the Company achieved double-digit profit growth in four segments, with only Power showing a decline.  Consolidated revenue grew by 18 percent to $7.1 billion, from $6.0 billion in the second quarter of 2011.

New awards for the second quarter were strong at $7.3 billion, compared with a record $9.7 billion recorded in the second quarter of 2011.  Current quarter awards included $5.0 billion in the Oil & Gas segment, $1.1 billion in Industrial & Infrastructure and $769 million in Government.  Consolidated backlog for the quarter rose to a company record of $43.0 billion, up $2.7 billion from a year ago.

“Our strong performance to date clearly demonstrates the benefits of our end market diversification and strong global presence,” said Chairman and Chief Executive Officer, David Seaton. “We continue to see substantial market opportunities globally, and are particularly encouraged by a growing prospect list in the United States relating to the availability of low cost shale gas.”

Fluor’s financial condition remains very strong, with substantial liquidity including cash plus current and noncurrent marketable securities totaling $2.5 billion at the end of the quarter.  During the second quarter, the company repurchased 2.2 million shares for $106 million.  Corporate G&A expense for the second quarter of 2012 was $31 million, comparable to the second quarter of last year.

Outlook

Based on strong year-to-date performance, the Company is raising the lower end of its 2012 EPS guidance to a range of $3.50 - $3.80 per diluted share, from its previous guidance of $3.40 - $3.80 per share.

Business Segments

Fluor’s Oil & Gas business reported segment profit of $84 million, which rose 22 percent from the second quarter of 2011.  Revenue grew 16 percent to $2.3 billion, from $2.0 billion last year.  Second quarter results reflect higher contributions from the upstream business line.  Oil & Gas new awards in the quarter were $5.0 billion, which compares with $3.2 million in the second quarter of 2011.  Second quarter awards included new scope and incremental releases for a major oil sands expansion project in Canada.  Backlog at the end of the second quarter rose to $19.5 billion, up 16 percent from last quarter and up 30 percent from a year ago.

The Industrial & Infrastructure group reported segment profit of $121 million, up 11 percent from $109 million in the second quarter of 2011.  Revenue for the segment was $3.4 billion, up 29 percent from a year ago.  Strong second quarter results were driven by growth in the infrastructure and mining and metals business lines.  New awards in the second quarter totaled $1.1 billion, including additional scope on an iron ore project in West Africa.  Segment backlog at the end of the quarter declined to $19.5 billion, from $21.4 billion a year ago, mainly due to substantially higher revenue in the mining and metals business line.

Government grew segment profit by 26 percent to $40 million, from $32 million in the second quarter of 2011, mainly due to higher performance-based fees on the LOGCAP IV contract in Afghanistan.  Revenue for the quarter rose to $871 million, from $848 million a year ago.  New awards totaled $769 million in the second quarter, compared with $1.1 billion last year which included advanced funding on the LOGCAP IV contract.  Backlog at the end of the quarter was $505 million, compared with $695 million last quarter.

Segment profit for Global Services was $49 million in the second quarter, up 18 percent from $41 million a year ago.  Revenue for the quarter was effectively flat with the prior year at $403 million.  Profit growth was driven by improvement in the operations and maintenance, equipment and staffing business lines.  New awards for the quarter were $279 million and ending backlog was $1.9 billion, compared with $2.1 billion a year ago.

Fluor’s Power group reported a second quarter segment loss of $7 million, which compares with segment profit of $30 million a year ago.  The second quarter of 2012 included $15 million in expenses associated with NuScale, a small modular nuclear reactor technology company in which the company owns a majority interest.  Revenue for the quarter was $206 million, comparable to the revenue level a year ago.  The Power segment continues to be impacted by relatively weak demand for new power generation.  New awards for the quarter were $118 million, compared with $107 million a year ago.  Segment backlog was $1.7 billion, which is up from $744 million in the second quarter of 2011.

Results for the Six Months

Net earnings attributable to Fluor for the six months ended June 30, 2012 were $316 million, or $1.86 per diluted share.  This compares with $305 million, or $1.72 per diluted share, for the first six months of 2011.  Revenue rose 21 percent to $13.4 billion, compared with $11.1 billion in the first half of last year.

Second Quarter Conference Call

Fluor will host a conference call at 5:30 p.m. Eastern Time on Thursday, August 2, which will be webcast live on the Internet and can be accessed by logging onto http://investor.fluor.com.  A supplemental slide presentation will be available shortly before the call begins.  The webcast and presentation will be archived for 30 days following the call.

Certain non-GAAP financial measures, as defined under SEC rules, are included in this press release and may be discussed during the conference call.  A reconciliation of these measures is included in this press release which will be posted in the investor relations section of the Company’s website.

About Fluor Corporation

Fluor Corporation (NYSE: FLR) designs, builds and maintains many of the world’s most challenging and complex projects. Founded in 1912, the company was started by John Simon Fluor Sr. with a modest investment of $100. Since those humble beginnings, the company has grown into one of the largest engineering & construction companies in the world.  Fluor is celebrating its 100th anniversary during 2012.

Today, through its global network of offices on six continents, the company provides comprehensive capabilities and world-class expertise in engineering, procurement, construction, commissioning, operations, maintenance and project management.  Headquartered in Irving, Texas, Fluor is a FORTUNE 200 company and had revenue of $23.4 billion in 2011.  For more information, visit www.fluor100.com and www.fluor.com.

Forward-Looking Statements: This release may contain forward-looking statements (including without limitation statements to the effect that the Company or its management “believes,” “expects,” “anticipates,” “plans,” “estimates” or other similar expressions).  These forward-looking statements, including statements relating to future backlog, revenue and earnings, expected performance of the Company’s business and the outlook of the markets which the Company serves are based on current management expectations and involve risks and uncertainties.  Actual results may differ materially as a result of a number of factors, including, among other things, failure to achieve projected backlog, revenue and/or earnings levels; difficulties or delays incurred in the execution of contracts, or failure to accurately estimate the resources and time necessary for our contracts, resulting in cost overruns or liabilities; intense competition in the global engineering, procurement and construction industry; the Company’s failure to receive anticipated new contract awards; current economic conditions affecting our clients, partners, subcontractors and suppliers, which may result in decreased capital investment or expenditures by our clients or other financial difficulties from our partners, subcontractors or suppliers; delays or defaults in client payments; the cyclical nature of many of the markets the Company serves, including the Company’s commodity-based business lines, and the Company’s vulnerability to downturns; failure to obtain favorable results in existing or future litigation or dispute resolution proceedings; foreign economic and political uncertainties; failure of our suppliers, subcontractors or joint venture partners to provide supplies or services at agreed-upon levels or times; risks or uncertainties associated with events outside of our control, such as the effects of severe weather, that may significantly affect operations, result in higher costs or subject the Company to liability claims; client cancellations of, or scope adjustments to, existing contracts, including the Company’s government contracts that may be terminated at any time, and the related impacts on staffing levels and cost; liabilities arising from faulty engineering services; the potential impact of certain tax matters including, but not limited to, those from foreign operations and ongoing audits by tax authorities; the impact of anti-bribery and international trade laws and regulations; risks or uncertainties associated with acquisitions, dispositions and other investments; possible information technology interruptions or inability to protect intellectual property; the availability of credit and restrictions imposed by credit facilities, both for the Company and our clients, suppliers, subcontractors or other partners; failure to maintain safe worksites; and the impact of environmental, health and safety regulations or other laws.  Caution must be exercised in relying on these and other forward-looking statements.  Due to known and unknown risks, the Company’s results may differ materially from its expectations and projections.

Additional information concerning these and other factors can be found in press releases as well as the Company’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Item 1A. Risk Factors” in the Company’s Form 10-K filed on February 22, 2012. Such filings are available either publicly or upon request from Fluor’s Investor Relations Department: (469) 398-7220. The Company disclaims any intent or obligation other than as required by law to update its forward-looking statements in light of new information or future events.

FLUOR CORPORATION

CONSOLIDATED FINANCIAL RESULTS

(in millions, except per share amounts)

Unaudited

CONSOLIDATED OPERATING RESULTS

THREE MONTHS ENDED JUNE 30	2012	2011
Revenue	$7,128.3	$6,033.9
Cost and expenses:
Cost of revenue	6,809.8	5,727.0
Corporate general and administrative expense	31.2	31.1
Interest income, net	(0.9)	(5.4)
Total cost and expenses	6,840.1	5,752.7
Earnings before income taxes	288.2	281.2
Income tax expense	95.7	89.7
Net earnings	192.5	191.5
Less: Net earnings attributable to noncontrolling interests	31.3	26.0
Net earnings attributable to Fluor Corporation	$161.2	$165.5
Basic earnings per share
Net earnings	$0.96	$0.95
Weighted average shares	168.3	173.4
Diluted earnings per share
Net earnings	$0.95	$0.94
Weighted average shares	169.4	175.3
New awards	$7,301.7	$9,688.1
Backlog	$43,001.5	$40,283.4
Work performed	$6,970.2	$5,889.6

SIX MONTHS ENDED JUNE 30	2012	2011
Revenue	$13,418.4	$11,091.7
Cost and expenses:
Cost of revenue	12,824.0	10,514.6
Corporate general and administrative expense	69.0	64.9
Interest income, net	(3.6)	(10.1)
Total cost and expenses	12,889.4	10,569.4
Earnings before income taxes	529.0	522.3
Income tax expense	159.3	169.6
Net earnings	369.7	352.7
Less: Net earnings attributable to noncontrolling interests	53.6	47.5
Net earnings attributable to Fluor Corporation	$316.1	$305.2
Basic earnings per share
Net earnings	$1.88	$1.75
Weighted average shares	168.6	174.6
Diluted earnings per share
Net earnings	$1.86	$1.72
Weighted average shares	169.9	177.1
New awards	$15,695.9	$15,883.6
Backlog	$43,001.5	$40,283.4
Work performed	$13,077.7	$10,818.3

FLUOR CORPORATION

Unaudited

BUSINESS SEGMENT FINANCIAL REVIEW

($ in millions)

THREE MONTHS ENDED JUNE 30	2012		2011
Revenue
Oil & Gas	$2,295.0		$1,978.1
Industrial & Infrastructure	3,352.7		2,595.8
Government	871.4		848.0
Global Services	403.5		406.1
Power	205.7		205.9
Total revenue	$7,128.3		$6,033.9

Segment profit (loss) $ and margin %
Oil & Gas	$84.1	3.7%	$68.7	3.5%
Industrial & Infrastructure	120.6	3.6%	108.9	4.2%
Government	39.9	4.6%	31.7	3.7%
Global Services	48.7	12.1%	41.3	10.2%
Power	(6.6)	-3.2%	29.7	14.4%
Total segment profit $ and margin %	$286.7	4.0%	$280.3	4.6%

Corporate general and administrative expense	(31.2)		(31.1)
Interest income, net	0.9		5.5
Earnings attributable to noncontrolling interests	31.8		26.5
Earnings before taxes	$288.2		$281.2

SIX MONTHS ENDED JUNE 30	2012		2011
Revenue
Oil & Gas	$4,335.8		$3,634.2
Industrial & Infrastructure	6,150.6		4,588.9
Government	1,721.5		1,666.5
Global Services	829.9		784.6
Power	380.6		417.5
Total revenue	$13,418.4		$11,091.7

Segment profit (loss) $ and margin %
Oil & Gas	$157.5	3.6%	$130.5	3.6%
Industrial & Infrastructure	223.9	3.6%	201.0	4.4%
Government	75.2	4.4%	65.8	3.9%
Global Services	91.9	11.1%	72.3	9.2%
Power	(8.5)	-2.2%	59.2	14.2%
Total segment profit $ and margin %	$540.0	4.0%	$528.8	4.8%

Corporate general and administrative expense	(69.0)		(64.9)
Interest income, net	3.6		10.2
Earnings attributable to noncontrolling interests	54.4		48.2
Earnings before taxes	$529.0		$522.3

FLUOR CORPORATION

Unaudited

SELECTED BALANCE SHEET ITEMS

($ in millions, except per share amounts)

	JUNE 30,	DECEMBER 31,
	2012	2011
Cash and marketable securities, including noncurrent	$2,549.4	$2,761.4
Total current assets	6,171.2	5,880.6
Total assets	8,392.1	8,270.3
Total short-term debt	19.2	19.5
Total current liabilities	3,743.9	3,840.1
Long-term debt	513.7	513.5
Shareholders’ equity	3,554.6	3,395.5

Total debt to capitalization % (based on shareholders’ equity)	13.0%	13.6%
Shareholders’ equity per share	$21.29	$20.09

SELECTED CASH FLOW ITEMS

($ in millions)

SIX MONTHS ENDED JUNE 30	2012	2011

Cash provided by operating activities	$81.7	$427.9

Investing activities
Net (purchases) sales and maturities of marketable securities	(152.3)	(71.5)
Capital expenditures	(120.4)	(158.0)
Proceeds from disposal of property, plant and equipment	50.6	28.7
Other items	(7.8)	9.2
Cash utilized by investing activities	(229.9)	(191.6)

Financing activities
Repurchase of common stock	(132.9)	(358.7)
Dividends paid	(48.6)	(43.9)
Repayment of convertible debt	(0.3)	(71.2)
Distributions paid to noncontrolling interests, net of contributions	(36.8)	(17.9)
Other Items	3.9	15.9
Cash utilized by financing activities	(214.7)	(475.8)

Effect of exchange rate changes on cash	5.1	50.5

Decrease in cash and cash equivalents	$(357.8)	$(189.0)

Depreciation	$103.0	$97.7

FLUOR CORPORATION

Supplemental Fact Sheet

Unaudited

NEW AWARDS

($ in millions)

THREE MONTHS ENDED JUNE 30	2012		2011		% Chg

Oil & Gas	$5,046	69%	$3,249	33%	55%
Industrial & Infrastructure	1,090	15%	5,107	53%	(79)%
Government	769	10%	1,061	11%	(28)%
Global Services	279	4%	164	2%	70%
Power	118	2%	107	1%	10%
Total new awards	$7,302	100%	$9,688	100%	(25)%

SIX MONTHS ENDED JUNE 30	2012		2011		% Chg

Oil & Gas	$8,966	57%	$4,215	27%	113%
Industrial & Infrastructure	4,833	31%	8,976	56%	(46)%
Government	1,158	8%	1,943	12%	(40)%
Global Services	528	3%	586	4%	(10)%
Power	211	1%	164	1%	29%
Total new awards	$15,696	100%	$15,884	100%	(1)%

BACKLOG TRENDS

($ in millions)

AS OF JUNE 30	2012		2011		% Chg

Oil & Gas	$19,463	45%	$14,937	37%	30%
Industrial & Infrastructure	19,497	45%	21,434	53%	(9)%
Government	505	1%	1,055	3%	(52)%
Global Services	1,875	5%	2,113	5%	(11)%
Power	1,662	4%	744	2%	123%
Total backlog	$43,002	100%	$40,283	100%	7%

United States	$7,636	18%	$7,637	19%	(0)%
The Americas (excluding the United States)	15,421	36%	10,250	25%	50%
Europe, Africa and the Middle East	10,585	24%	9,509	24%	11%
Asia Pacific (including Australia)	9,360	22%	12,887	32%	(27)%
Total backlog	$43,002	100%	$40,283	100%	7%